Proxy

(Solicited by Management)

ANNUAL GENERAL MEETING OF THE HOLDERS OF COMMON SHARES, OF PEACE ARCH ENTERTAINMENT GROUP INC. (the "Company")

TO BE HELD AT: **The Toronto Board of Trade, 3rd Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1C1**

ON: **February 10, 2005 at 10:00 a.m.**

The undersigned shareholder **("Registered Shareholder")** of the Company hereby appoints Gary Howsam, a director and officer of the Company, or failing him, Richard Watson, a director and officer of the Company or in place of the foregoing, ______________________________ as nominee of the undersigned, to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Annual General Meeting of the Shareholders of the Company (the "AGM") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxy holder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full details of each item, please see the Notice of Meetings and Information Circular dated December 20, 2004 (the "Information Circular")).

		For	Withhold
1.	To appoint PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of the Company	______	______
		For	Against
2.	To authorize the directors to fix the auditors' remuneration	______	______
3.	To determine the number of directors at eight (8).	______	______
		For	Withhold
4.	To elect as directors all those named in Numbers 5 to 12 below	______	______
5.	To elect as a director, Juliet Jones	______	______
6.	To elect as a director, Gary Howsam	______	______
7.	To elect as a director, Richard K. Watson	______	______
8.	To elect as a director, Nelson Thall	______	______
9.	To elect as a director, Mara Di Pasquale	______	______
10.	To elect as a director, John Flock	______	______
11.	To elect as a director, Dan Lyon	______	______
12.	To elect as a director, Robert Essery	______	______
		For	Against

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.

SIGN HERE: ______________________________

Please Print Name: ______________________________

Date: ______________________________

Number of Shares Represented by Proxy: ____________ **COMMON**

THIS PROXY FORM IS <u>NOT VALID UNLESS</u> IT IS <u>SIGNED AND DATED</u>.
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1. **This Proxy is solicited by the Management of the Company.**

2. This form of proxy ("Instrument of Proxy") ***must be signed*** by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and ***if executed by an attorney, officer, or other duly appointed representative,*** the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. ***If this Instrument of Proxy is not dated*** in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxy holder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by or on behalf of the Company.

4. ***A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person***, may simply register with the scrutineers before the Meeting begins.

5. ***A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions***, may do the following:

   (a) ***appoint one of the management proxy holders*** named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxy holders shown and do not complete the blank space provided for the appointment of an alternate proxy holder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxy holder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

   (b) ***appoint another proxy holder,*** who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxy holder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxy holder. If no choice is specified, the proxy holder has discretionary authority to vote as the proxy holder sees fit.

6. ***The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll*** of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxy holder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or other matters which may properly come before the Meeting as the proxy holder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, ***the Registered Shareholder may still attend the Meeting and may vote in person***. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of CIBC Mellon Trust Company of Canada, Proxy Dept, 200 Queen's Quay East, Unit 6, Toronto, ON M5A 4K9, by mail or by fax at 416-368-2502 or at the Head Office of the Company at Suite 407 – 124 Merton Street, Toronto, Ontario, M4S 2Z2, not less than 1 hour prior to the time of the Meeting, or any adjournment thereof.